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                                                                    Exhibit 10.1



                               VELOCITYHSI, INC.

                        SERIES A CONVERTIBLE PREFERRED

                           STOCK PURCHASE AGREEMENT


                          Dated as of April 23, 2001
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                               TABLE OF CONTENTS

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SECTION 1: PURCHASE AND SALE OF THE SERIES A PREFERRED STOCK..........................................      1

    1.1    Authorization to Sell the Series A Preferred Stock.........................................      1

    1.2    Closings...................................................................................      1

    1.3    Deliveries at Closings.....................................................................      1

    1.4    Definitions................................................................................      2

SECTION 2: REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................      2

    2.1    Organization and Qualification.............................................................      2

    2.2    Due Authorization..........................................................................      2

    2.3    Subsidiaries...............................................................................      2

    2.4    SEC Reports................................................................................      2

    2.5    Financial Statements.......................................................................      3

    2.6    Actions Pending; Compliance with Laws......................................................      3

    2.7    Insurance..................................................................................      3

    2.8    Governmental Consents, etc.................................................................      3

    2.9    Taxes......................................................................................      3

    2.10   Conflicting Agreements and Charter Provisions..............................................      4

    2.11   Capitalization.............................................................................      4

    2.12   Issuance, Sale and Delivery of the Series A Preferred Stock................................      4

    2.13   Possession of Franchises, Licenses, Etc....................................................      5

    2.14   Environmental and Other Regulations........................................................      5

    2.15   Books and Records..........................................................................      5

    2.16   Transactions with Related Parties..........................................................      5

    2.17   Brokers....................................................................................      5
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    2.18   Accuracy of Information....................................................................      5

    2.19   Offering of Series A Preferred Stock.......................................................      5

SECTION 3: REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................      6

    3.1    Organization and Qualification.............................................................      6

    3.2    Due Authorization..........................................................................      6

    3.3    Conflicting Agreements and Other Matters...................................................      6

    3.4    Acquisition for Investment.................................................................      6

    3.5    Brokers or Finders.........................................................................      7

    3.6    Accredited Investor........................................................................      7

    3.7    Investment Experience; Economic Risk.......................................................      7

    3.8    Disclosure of Information..................................................................      7

SECTION 4: COVENANTS OF THE COMPANY...................................................................      7

    4.1    Compliance with Laws.......................................................................      7

    4.2    Insurance..................................................................................      7

    4.3    Payment of Taxes and Other Charges.........................................................      8

    4.4    Financial Statements and Other Reports.....................................................      8

    4.5    Lost, Stolen, Damaged and Destroyed Stock Certificates.....................................      8

    4.6    Related Party Transactions.................................................................      9

    4.7    Reservation of Shares......................................................................      9

    4.8    Notice of Limited Offering Exemption.......................................................      9

    4.9    Further Rights.............................................................................      9

    4.10   Notice of Breach...........................................................................      9

SECTION 5: COVENANTS OF THE PURCHASER.................................................................      9

    5.1    Voting Rights..............................................................................      9
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SECTION 6: RESTRICTIONS ON TRANSFER...................................................................     10

SECTION 7: CONDITIONS.................................................................................     10

    7.1    Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby......     10

    7.2    Conditions to Purchaser's Obligations to Effect the Transactions Contemplated Hereby.......     11

    7.3    Conditions to Company's Obligations to Effect the Transactions Contemplated Hereby.........     11

SECTION 8: INTERPRETATION.............................................................................     12

    8.1    Definitions................................................................................     12

    8.2    Accounting Principles......................................................................     13

SECTION 9: MISCELLANEOUS..............................................................................     13

    9.1    Severability...............................................................................     13

    9.2    Specific Enforcement.......................................................................     13

    9.3    Entire Agreement...........................................................................     14

    9.4    Counterparts...............................................................................     14

    9.5    Notices and other Communications...........................................................     14

    9.6    Amendments.................................................................................     14

    9.7    Cooperation................................................................................     15

    9.8    Successors and Assigns.....................................................................     15

    9.9    Expenses and Remedies......................................................................     15

    9.10   Survival of Representations and Warranties.................................................     16

    9.11   Transfer of Series A Preferred Stock.......................................................     16

    9.12   Governing Law; Consent to Jurisdiction.....................................................     17

    9.13   Publicity..................................................................................     17

    9.14   Signatures.................................................................................     17

                               TABLE OF EXHIBITS

                  Exhibit A - Form of Investor's Rights Agreement

                  Exhibit B - Form of Certificate of Designation

     This Series A Convertible Preferred Stock Purchase Agreement, dated as of April 23, 2001 (this "Agreement"), is made between VelocityHSI, Inc., a Delaware corporation (the "Company") and Banc of America Mortgage Capital Corporation, a North Carolina corporation (the "Purchaser").

     WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, an aggregate of 2,083,333 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), at an aggregate purchase price of $2,500,000.00.

     WHEREAS, in connection with the purchase and sale of the Series A Preferred Stock, the Purchaser, and the Company will enter into an Investor's Rights Agreement, substantially in the form attached hereto as Exhibit A (the
                                                        ---------
"Investor's Rights  Agreement").

     WHEREAS, the Purchaser and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth and that certain Umbrella Resolution Agreement being entered into concurrently herewith, the parties hereto agree as follows:

SECTION 1:  Purchase And Sale of the Series A Preferred Stock.

     1.1 Authorization to Sell the Series A Preferred Stock. Subject to the terms and conditions of this Agreement, the Company has duly authorized the issuance and sale of the Series A Preferred Stock.

     1.2 Closings. The transactions contemplated hereby will take place on April 23, 2001 (the "Closing") at the San Francisco offices of Gibson, Dunn & Crutcher, LLP at 11:00 a.m., or at such place, date and time as shall be mutually agreed by the Company and the Purchaser (the "Closing Date").

     1.3  Deliveries at Closings.

     At the Closing:

               (i) Each of the Company and the Purchaser shall execute and deliver an Investor's Rights Agreement in the form of Exhibit A hereto;
                                                           ---------

               (ii) Gibson, Dunn & Crutcher, LLP, counsel to the Company, shall deliver to the Purchaser an opinion dated the Closing Date in a form reasonably acceptable to the Purchaser;

               (iii) the Company shall deliver to the Purchaser a stock certificate representing the number of shares of Series A Preferred Stock to be purchased by the Purchaser, as set forth under its signature on the signature pages hereto, registered in the name of the Purchaser or its designee or nominee; and

               (iv) the Purchaser shall pay to the Company, by wire transfer of immediately available funds, the purchase price for the Series A Preferred Stock being purchased by the Purchaser.

     1.4 Definitions. Certain capitalized terms used in this Agreement are defined in Section 8 hereof.

SECTION 2:  Representations and Warranties of the Company.

     The Company represents and warrants as follows, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Purchaser prior to execution hereof and attached hereto as Schedule 1, identifying the relevant subparagraph hereof, which exceptions shall be deemed to be part of the representations and warranties as if made hereunder:

     2.1 Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. The Company is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure to so qualify would have a material adverse effect on the Company.

     2.2 Due Authorization. All corporate action on the part of the Company and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investor's Rights Agreement and the Certificate of Designation, and the issuance and sale of the Series A Preferred Stock by the Company and the performance by the Company of all obligations of the Company under this Agreement, the Investor's Rights Agreement and the Certificate of Designation has been taken or will be taken prior to the Closing. This Agreement, and the Investor's Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation in conjunction with all amendments thereto and By-laws in conjunction with all amendments thereto, each as in effect on the date of this Agreement.

     2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     2.4 SEC Reports. The Company has furnished the Purchaser copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission (the "SEC") on April 16, 2001 (the "Form 10-K"). To the Company's Knowledge, the Form 10-K did not, as of the date of filing, contain any untrue statement of a

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material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2.5 Financial Statements. To the extent so expressed in the Report of Independent Auditors contained in the Form 10-K, the financial statements (including any related schedules and/or notes) included in the Form 10-K have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations, changes in stockholders' equity and cash flows of the Company as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments, which in the aggregate will not be material in amount or effect). Except as disclosed on Schedule 2.5, since December 31, 2000, the Company has operated its business only in the ordinary course, consistent with past practice, and no event has occurred that has or is reasonably likely to have a material adverse effect on the business, financial condition, operations, results of operations, assets, liabilities or prospects of the Company (a "Material Adverse Effect"), other than changes disclosed or referred to in any public filing of the Company or otherwise disclosed to senior representatives of the Purchaser prior to the date of this Agreement.

     2.6 Actions Pending; Compliance with Laws. Except as disclosed in theForm 10-K or as otherwise disclosed to senior representatives of the Purchaser, there is no action, suit, proceeding or investigation pending or, to the Company's Knowledge, currently threatened against the Company that questions the validity or enforceability of, or seeks to enjoin or invalidate this Agreement, the Investor's Rights Agreement or the Series A Preferred Stock or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a material adverse effect on the Company. The Company is not in default in any material respect with respect to any judgment, order, writ, injunction, decree or award.

     2.7  Insurance. All insurance policies of the Company are disclosed on
Schedule 2.7.
-------------

     2.8 Governmental Consents, etc. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Designation with the Secretary of State of Delaware; (ii) any filings required to effect any registration pursuant to the Investor's Rights Agreement; and
(iii) those filings under applicable state securities laws which have been made or will be made by the Company within the required time periods.

     2.9 Taxes. The Company has filed or, if on extension, will cause to be filed all material tax returns which are required to be filed by them, and, to the Company's Knowledge, all such tax returns are true, complete and correct in all material respects. To the Company's Knowledge, the Company has paid or caused to be paid all taxes that have become due, except taxes, the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles. To the Company's Knowledge, the Company has paid or caused to be paid, or has established reserves in accordance with generally accepted accounting principles that the Company reasonably believes are adequate, for all federal income tax liabilities and state income tax liabilities applicable to the Company.

     2.10 Conflicting Agreements and Charter Provisions. None of (i) the execution and delivery of this Agreement, and the Investor's Rights Agreement and the issuance of the Series A Preferred Stock and (ii) the fulfillment of and compliance with the terms and provisions hereof and thereof and of the Series A Preferred Stock will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, (a) the Certificate of Incorporation or By-laws of the Company or (b) to the Company's Knowledge, any mortgage, material agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its respective properties is subject.

     2.11 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (a) 100,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of which 12,727,154 shares are outstanding; (b) warrants to purchase 750,000 shares of Common Stock; (c) options to purchase 798,504 shares of Common Stock and (d) 50,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are outstanding, as of the date hereof, and 2,083,333 shares designated as Series A Convertible Preferred Stock will be issued and outstanding on the Closing Date after consummation of the transactions contemplated hereby. All of the outstanding options over Common Stock have been validly issued and all of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of capital stock of the Company is entitled to preemptive rights. Except for the options and warrants listed above, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, securities or rights convertible into, shares of any class of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock. Since August 7, 2000, the Company has not changed the amount of its authorized capital stock or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split or otherwise.

     2.12 Issuance, Sale and Delivery of the Series A Preferred Stock. The shares of Series A Preferred Stock being issued to the Purchaser at the Closing are duly authorized and when issued and delivered in accordance herewith will be, validly issued, fully paid and nonassessable. All of the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock, when issued and delivered upon such conversion in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable. The Company has sufficient authorized but unissued shares of Common Stock to reserve and has reserved such number of shares of Common Stock as is necessary for issuance upon conversion of the Series A Preferred Stock. The issuance of the Series A Preferred Stock is not subject to any preemptive rights or rights of first refusal.

     2.13 Possession of Franchises, Licenses, Etc. The Company possesses all material franchises, certificates, licenses, permits and other authorizations from governmental or regulatory authorities that are necessary in any material respect to the Company for the ownership, maintenance and operation of its respective properties and assets, and the Company is not in violation of any thereof in any material respect.

     2.14 Environmental and Other Regulations. To the Company's Knowledge, the Company is in compliance with all applicable laws and regulations relating to protection of the environment and human health. There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the best Knowledge of the Company, threatened against the Company that are based on or related to any environmental matters, including any disposal of hazardous substances at any place, or the failure to have any required environmental permits, and, to the Company's Knowledge, there are no past or present conditions that are likely to give rise to any liability or other obligations of the Company under any environmental laws.

     2.15 Books and Records. All the books, records and accounts of the Company are in all material respects true and complete, and accurately present and reflect in all material respects all of the transactions therein described.

     2.16  Transactions with Related Parties. Schedule 2.16 sets forth a true
                                              -------------
and complete list of the amounts and other essential terms of any contract, arrangement or transaction currently in effect or effected since the Company's organization between the Company and any Related Party, other than (i) arrangements for the payment of salary, including bonuses, for services rendered to the Company in the ordinary course of business, (ii) other arrangements with any such Person which in the aggregate do not involve more than $50,000 or (iii) as previously disclosed in the Form 10-K or in any of the Company's reports or registration statements filed with the Securities and Exchange Commission (the "SEC").

     2.17 Brokers. The Company has not engaged any finder, broker or investment adviser, and has no obligation to pay any fees, in connection with the transactions contemplated hereby.

     2.18 Accuracy of Information. None of the representations and warranties of the Company contained herein or, to the Company's Knowledge, the information, documents or other materials (other than projections) which have been furnished by the Company or any of its representatives to the Purchaser in connection with the transactions contemplated by this Agreement contains any material misstatement of fact, or omits any material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading. All of such representations, warranties and other information are qualified by the information set forth in the Form 10K.

     2.19 Offering of Series A Preferred Stock. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Series A Preferred Stock under the Securities Act and the rules and regulations of the Commission thereunder) which could reasonably be expected to subject the offering, issuance or sale of any of the Series A Preferred Stock to the registration requirements of Section 5 of the Securities Act. Based in part upon the Purchaser's representations in Section 3 hereof, the offer, sale and issuance of the shares of Series A Preferred Stock and the Common Stock issuable upon conversion of such shares pursuant to the Agreement and the related documents are exempt from the registration requirements of any applicable state or federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

SECTION 3:  Representations And Warranties of The Purchaser.

     The Purchaser represents and warrants as follows:

     3.1 Organization and Qualification. The Purchaser is (i) duly organized and existing in good standing under the laws of the jurisdiction of its formation and has the power to own its respective property and to carry on its respective business as now being conducted and (ii) duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

     3.2 Due Authorization. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.3 Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder will, in any material manner, conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents or agreements of the Purchaser or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Purchaser or any of its respective properties are subject.

     3.4 Acquisition for Investment. The Purchaser is acquiring the Series A Preferred Stock being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Purchaser has no present intention or plan to effect any distribution thereof. The Purchaser acknowledges that the Series A Preferred Stock has not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

     3.5 Brokers or Finders. No agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of the Purchaser, is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by this Agreement that the Company will be responsible for pursuant to Section 9.9.

     3.6 Accredited Investor. The Purchaser is an "Accredited Investor" within the meaning of Rule 501 promulgated under the Securities Act.

     3.7 Investment Experience; Economic Risk. The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment pursuant to this Agreement, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. The Purchaser also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

     3.8 Disclosure of Information. The Purchaser represents that it believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. The Purchaser has reviewed the Form 10-K and the Company's filings with the SEC and the Company's public announcements regarding its business prospects, understands the implications thereof and acknowledges that the circumstances and risks described therein remain fully operative and in effect notwithstanding the investment being made hereunder by the Purchaser. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company.

SECTION 4:  Covenants of the Company.

     4.1 Compliance with Laws. The Company will comply in all material respects with all applicable statutes, rules, regulations and orders of all governmental authorities, with respect to the conduct of its business and the ownership of its properties, including without limitation, those relating to protection of the environment and human health, equal employment opportunity, employee safety, ERISA and international trade laws and regulations, and apply for obtain and maintain all permits necessary for the conduct of its business and the ownership of its properties.

     4.2 Insurance. The Company will maintain insurance with insurers believed by the Company to be responsible for such insurance, in such amounts and of such types as are, to the Company's Knowledge, customarily carried under similar circumstances by companies engaged in the same or a similar business or having similar properties similarly situated.

     4.3 Payment of Taxes and Other Charges. The Company will pay or discharge, before the same shall become delinquent, all material taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Sections 4062, 4063, or 4064 of ERISA or any similar provision of law), provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

     4.4  Financial Statements and Other Reports.

          (a) The Company will, as soon as practicable after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (c) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (a);

          (b) The Company will, as soon as practicable after the end of each fiscal year, furnish to Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company for such year, and a consolidated balance sheet of the Company as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized national standing selected by the Company; provided, however, that delivery pursuant to clause (c) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (b) and;

          (c) The Company will, promptly upon transmission thereof, furnish to the Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders.

     4.5 Lost, Stolen, Damaged and Destroyed Stock Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for shares of Series A Preferred Stock (or any certificate for the shares of Common Stock into which the Series A Preferred Stock is convertible) and in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of the Purchaser, may be an undertaking by the Purchaser so to indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of shares of Series A Preferred Stock (or, if applicable, shares of Common Stock into which the Series A Preferred Stock is convertible) equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

     4.6 Related Party Transactions. Any transaction between the Company and an executive officer or director shall be approved by the Board of Directors, including the approval of the disinterested directors, if any, on the Board of Directors. In the event of an issuance of any equity security of the Company after the date hereof to any person who is a Related Party as of the date hereof, no liquidation preference shall be payable on such security in an amount per share greater than the issue price per share of such security. The proceeds from the sale of the Series A Preferred Stock pursuant to this Agreement shall not be used to make any payments to BRE Properties, Inc., or any Affiliate thereof (collectively, "BRE"), provided, however, that the obligations set forth in this sentence only shall expire and cease to be of any effect as of the date that is six months after the date of this Agreement.

     4.7 Reservation of Shares. From and after the Closing Date, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

     4.8   Notice of Limited Offering Exemption.

     The Company shall have completed and executed a "Notice of Transaction pursuant to Corp. Code 25102(f)" in form suitable for filing with the Commissioner of Corporations of the State of California, with respect to the shares of Series A Preferred Stock purchased by the Purchaser hereunder and the shares of Common Stock issuable upon conversion of such shares.

     4.9   Further Rights

     In the event that either the Company or an Acquiring Entity (as defined in the Certificate of Designation) affords any rights to any holder of Common Stock, the Series A Preferred Stock, upon conversion as provided for in the Certificate of Designation, shall be afforded rights on no less beneficial terms.

     4.10  Notice of Breach

     As promptly as practicable, and in any event not later than ten Business Days after senior management of the Company becomes aware of any breach by the Company of any provision of this Agreement, including, without limitation, this
Article 4, the Company shall provide the Purchaser with written notice specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

SECTION 5:   Covenants of the Purchaser

     5.1   Voting Rights.

     The Purchaser acknowledges that the shares of Series A Preferred Stock purchased under this Agreement have no voting rights associated with them except as expressly provided for under the Certificate of Designation. To the extent that there are voting rights afforded to the Purchaser by operation of law, such rights being in addition to those rights expressly provided for in the Certificate of Designation, the Purchaser hereby waives such rights. To the extent that any of the aforementioned rights may not be waived, Purchaser hereby agrees to vote in favor of any transaction, approved by the Board of Directors, upon which the Purchaser is entitled to vote.

SECTION 6:  Restrictions on Transfer.

     Neither the Purchaser nor any of its respective Affiliates shall, directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of (collectively, a "Transfer") any of the Series A Preferred Stock or Common Stock received upon conversion of the Series A Preferred Stock, except for: (a) Transfers to or between Affiliates who agree to be bound by the provisions of this Agreement; (b) Transfers of Series A Preferred Stock or Common Stock received upon conversion of the Series A Preferred Stock pursuant to the exercise of the registration rights set forth in the Investor's Rights Agreement; or (c) other Transfers that comply with the provisions of the Securities Act (without thereby imposing any registration obligations on the Company other than as set forth in the Investor's Rights Agreement). The Company may require, in connection with any Transfer pursuant to the preceding clause (c), an opinion of counsel to the Purchaser that such Transfer complies with the provisions of the Securities Act.

SECTION 7:  Conditions.

     7.1 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) No temporary restraining order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the transactions contemplated hereby or imposes material conditions with respect thereto shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted).

          (b) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or governmental agency which would prevent the consummation of the transactions contemplated by this Agreement or imposes material conditions with respect thereto.

          (c) All consents and approvals of governmental entities legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in effect at the applicable Closing Date, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any party to this Agreement to consummate the transactions contemplated by this Agreement.

          (d) The offer and sale of the Shares to Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Act, and the registration and/or qualification requirements of all applicable state securities laws

     7.2 Conditions to Purchaser's Obligations to Effect the Transactions Contemplated Hereby. The obligations of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the applicable Closing Date of the following additional conditions:

          (a) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the applicable Closing Date, and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and true and correct (if so qualified) on and as of the date of this Agreement and at and as of the applicable Closing Date as if made at and as of the applicable Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date).

          (b) The consent or approval of each third party whose consent or approval shall be required in connection with the transactions contemplated hereby shall have been obtained.

          (c) Purchaser shall have received an opinion of Gibson, Dunn & Crutcher, LLP, counsel to the Company, substantially in the form attached hereto as Exhibit B.
   ---------

          (d) The Company and the stockholders listed on the signature pages thereto shall have executed and delivered the Investor's Rights Agreement substantially in the form attached hereto as Exhibit A.
                                             ---------

          (e) Since the date of this Agreement, there shall not have been any change or events which have resulted or would in reasonable probability result in a Material Adverse Effect.

          (f) The Company shall have filed the Certificate of Designation substantially in the form attached hereto as Exhibit C with the Delaware
                                             ---------
Secretary of State.

     7.3 Conditions to Company's Obligations to Effect the Transactions Contemplated Hereby. The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the applicable Closing Date of the following additional conditions:

          (a) The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and true and correct (if so qualified) on and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date).

          (b) The Purchaser shall have executed and delivered the Investor's Rights Agreement substantially in the form attached hereto as Exhibit A.
                                                              ---------

SECTION 8:  Interpretation.

     8.1  Definitions.

     "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "beneficially own" with respect to any Series A Preferred Stock shall mean having "beneficial ownership" of such Series A Preferred Stock (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     "Board of Directors" shall mean the board of directors of the Company.

     "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

     "Certificate of Designation" shall mean the Certificate of Designation of Series A Convertible Preferred Stock of the Company substantially in the form attached hereto as Exhibit C.
                   ---------

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Consolidated" or "consolidated," when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

     "Knowledge" of the Company, when modifying a representation or warranty, means the Company has no actual knowledge that such representation or warranty is not true and correct to the extent provided therein and that (i) the Company has made appropriate inquiries of its executive officers and (ii) nothing has come to the Company's attention in the course of such inquiries which would cause the Company, in the exercise of due care, to believe that such representation or warranty is not true and correct to the extent provided therein; provided that the Company shall be deemed to have satisfied the foregoing requirements by making appropriate inquiries of its executive officers.

     "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Related Party" shall mean any officer, director or beneficial holder (including but not limited to BRE Properties, Inc.) of 5% or more of the outstanding shares of capital stock of the Company or any Subsidiary, any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any such officer, director or beneficial holder of the Company or any Subsidiary, and any Affiliate or Associate of any of the foregoing Persons.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power or the Voting Securities or equity interest is owned, directly or indirectly, by such Person.

     "Voting Securities" of any Person shall mean at any time shares of any class of capital stock of such Person which are then entitled to vote generally in the election of directors.

     8.2  Accounting Principles.

     The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

SECTION 9:  Miscellaneous.

     9.1 Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     9.2 Specific Enforcement. Each of the Purchaser and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

     9.3 Entire Agreement. This Agreement (including the documents referred to herein or set forth in the exhibits hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

     9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.5 Notices and other Communications. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be in writing and shall be delivered personally, by facsimile or sent by prepaid overnight courier service, to:

     The Company:        VelocityHSI, Inc.
                         2175 North California Boulevard
                         Suite 150
                         Walnut Creek, CA  94596
                         Facsimile #: (925) 952-5675
                         Attention:  Stephen E. Carlson

     With a copy to:     Gibson, Dunn & Crutcher LLP
                         1530 Page Mill Road
                         Palo Alto, CA
                         Facsimile #: (650) 849-5333
                         Attention:  Joseph M. Barbeau

     The Purchaser:      At the address or facsimile number set forth on the
                         signature pages hereto.


                         With a copy to:
                         Morrison & Foerster LLP
                         425 Market Street
                         San Francisco, CA  94105
                         Facsimile #:  (415) 268-7522
                         Attention:  Robert M. Kurucza and P. Rupert Russell

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

     9.6 Amendments. This Agreement may be amended as to the Purchaser and its successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain (i) the written consent of the Purchaser and/or such successors and assigns who are the registered holders of not less than a majority of the outstanding shares of Series A Preferred Stock then held by the Purchaser and its successors or assigns; provided, however, that without the consent of each holder affected, however, no amendment or waiver may (with respect to any shares of Series A Preferred Stock held by a nonconsenting holder of shares of Series A Preferred Stock):

          (a) reduce the aggregate number of shares of Series A Preferred Stock whose holders must consent to an amendment or waiver of any provision of this Agreement; or

          (b)  make any change in the foregoing amendment and waiver provisions.

     This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

     9.7 Cooperation. The Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

     9.8 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and the rights and obligations therein may not be assigned by Purchaser without the written consent of the Company except to a parent corporation, a subsidiary or affiliate. This Agreement may not be assigned by the Company without the written consent of Purchaser.

     9.9  Expenses and Remedies.

          (a) Irrespective of whether the Closing is effected, each party to this Agreement shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and any of the other documents associated with the consummation of the transactions contemplated herein. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investor's Rights Agreement or the Certificate of Designation, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          (b) The Company further agrees to indemnify and hold harmless the Purchaser and the Purchaser's officers, directors, partners, employees, trustees and agents, each Person who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages or other liabilities resulting from any breach of this Agreement by the Company, including any legal, administrative or other proceedings arising out of such breach (other than such costs, expenses, damages or other liabilities resulting, directly or indirectly, from (i) the breach by the Purchaser of any of its representations, warranties or other agreements contained herein, (ii) the gross negligence or willful misconduct of the Purchaser or any of its officers, directors, partners, employees or agents, or any Person who controls the Purchaser within the meaning of the Securities Act or the Exchange Act or (iii) an ERISA violation resulting from any action or inaction by the Purchaser, other than an ERISA violation resulting from a breach by the Company of this Agreement); provided, however, that, if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

          (c) The indemnified party under this Section 9.9 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 9.9 notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party except to the extent the Company shall have been prejudiced by the omission of such indemnified party so to notify the Company, pursuant to this Section 9.9. In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this
Section 9.9 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; provided, however, that
(i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the Company and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii) (x), or such different defenses, in the case of (ii)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with any such defenses. The obligations of the Company to each indemnified party hereunder shall be separate obligations, and the Company's liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder. The obligations of the Company under this Section 9.9 shall survive the redemption or purchase by the Company of the shares of Series A Preferred Stock purchased by any Purchaser, any transfer of the Series A Preferred Stock by any Purchaser and the termination of this Agreement, the Series A Preferred Stock, and any of the other documents executed in connection herewith.

     9.10 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive for two years from the Closing Date, regardless of any investigation made by or on behalf of any party.

     9.11 Transfer of Series A Preferred Stock. The Purchaser understands and agrees that the Series A Preferred Stock has not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. The Purchaser acknowledges that, except as provided in the Investor's Rights Agreement, the Purchaser has no right to require the Company to register the Series A Preferred Stock. The Purchaser understands and agrees that each certificate representing the Series A Preferred Stock shall bear legends substantially in the form as follows:

           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act or such laws."

     9.12 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the County of San Francisco, for any action, proceeding or investigation in any court or before any governmental authority ("litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. Registered Mail to its respective address set forth in this Agreement shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of California or the United States of America, in each case located in the County of San Francisco, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

     9.13 Publicity. Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby without the prior written consent of the other party hereto. Notwithstanding the foregoing, each of the parties hereto may, in any public disclosure, press release or document required to be filed by it with the Securities and Exchange Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel (in which case, the disclosing party will use its reasonable commercial efforts to advise and consult with the other party prior to making the disclosure).

     9.14  Signatures.

This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this agreement to be executed and delivered by their respective officers thereunto duly authorized.

                              COMPANY

                              VELOCITYHSI, INC.



                              By: /s/ Stephen E. Carlson
                                  -----------------------------------
                                  Name:  Stephen E. Carlson
                                  Title:  President and CEO

                              PURCHASER

                              BANC OF AMERICA MORTGAGE CAPITAL CORPORATION

                              By: /s/ Richard Ford
                                  -----------------------------------
                                  Name:  Richard Ford
                                  Title:   Vice President

                              Address:  600 Montgomery Street
                                        22nd Floor
                                        San Francisco, Ca   94111
                                        Facsimile #:  (415) 913-5306
                                        Attention: Carmela Anderson

                              Number of Shares:    2,083,333

                              Purchase Price:      $2,500,000

                                       19